                                                                      Exhibit 99

                               SMITH COUNTY BANK

         ------------------------------------------------------------

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON _______, 1998

TO THE STOCKHOLDERS:

         Notice is hereby given that a Special Meeting of the stockholders of Smith County Bank ("SCB") will be held at 404 Main St., Taylorsville, MS 39168, on ___________, 1998, at ____ o'clock a.m., local time, for the purpose of considering and voting on the following matters, all as more fully described in the accompanying Proxy Statement:

         (1) Approval of the Merger Agreement dated September 9, 1997, as amended by a First Amendment to Merger Agreement dated as of December 23, 1997, among SCB, Trustmark Corporation and Trustmark National Bank which provides for the Merger of SCB with and into Trustmark National Bank.

         (2) Transaction of such other business as may properly come before the Special Meeting or any adjournments thereof.

         Only those stockholders of record at the close of business on ___________, 1998, shall be entitled to notice of and to vote at the Special Meeting.

                                              BY ORDER OF THE BOARD OF DIRECTORS

                          SMITH COUNTY BANK LETTERHEAD

                                _________, 1998



Dear Shareholders:

         You are cordially invited to attend a Special Meeting (the "Meeting") of Shareholders of Smith County Bank, a Mississippi state nonmember bank ("SCB") to be held at 404 Main Street, Taylorsville, Mississippi on ______________, __________________, 1998, at __________ p.m., local time.

         At the Meeting, you will be asked to consider and vote upon a proposal to approve a Merger Agreement dated September 9, 1997, as amended by a First Amendment to Merger Agreement dated as of December 23,1997 (the "Merger Agreement") among SCB, Trustmark Corporation ("Trustmark") and Trustmark National Bank pursuant to which, among other things (a) SCB will merge with and into Trustmark National Bank (the "Merger"), and (b) upon consummation of the Merger each shareholder of SCB will receive 25.4555 shares of the Common Stock of Trustmark for each share of SCB. Unless you exercise your dissenters rights of appraisal, on the effective date of the Merger your SCB Common Stock will be converted into Trustmark Common Stock on a tax-free basis, except to the extent you receive cash in lieu of fractional shares.

         Only those shareholders of record at the close of business on _______________, 1998, will be entitled to notice of and to vote at the Meeting.

         YOUR BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE MERGER AGREEMENT AND RECOMMENDS THAT YOU VOTE FOR APPROVAL OF MERGER AGREEMENT.

         The Board believes, based on its own analysis and the opinion of SCB's financial advisor (all of which are described in the accompanying Proxy Statement/Prospectus), that the proposed Merger is in the best interests of SCB's shareholders. As a result of the Merger, SCB shareholders will become shareholders of Trustmark, a publicly traded company. With its greater financial resources and ability to offer a broad range of financial services, the Board believes that Trustmark is better able to compete in the current market environment. The Board, accordingly, urges all SCB shareholders to vote in favor of this transaction.

         Accompanying this letter, you will find a Notice of Special Meeting of Shareholders, a Proxy Statement/Prospectus relating to the Special Meeting and a Proxy Card. The Proxy Statement/Prospectus more fully describes the Merger, and includes information about SCB and Trustmark.

         If you wish to vote in favor of the Merger please sign, date and return the enclosed proxy, whether or not you plan to attend the Meeting. The prompt return of your signed proxy, will assist SCB in minimizing the expense of soliciting proxies. Your proxy may be revoked at any time prior to the vote at the Meeting by notice to the Cashier of SCB, by execution and delivery of a later dated proxy or by revoking the proxy in person at the Meeting.

                                        Very truly yours,


                                        Friend B. Walker, Jr.
                                        President

                                     PROXY

                               Smith  County Bank
                           Taylorsville , Mississippi


                        SPECIAL MEETING OF STOCKHOLDERS

                              ______________, 1998


         The undersigned hereby appoint(s)____________________ and________________, or either of them, the true and lawful attorneys-in-fact for the undersigned, with full power of substitution, to vote as proxies for the undersigned at a Special Meeting of Stockholders of Smith County Bank ("SCB") to be held at 404 Main Street, Taylorsville, Mississippi 39168, at ___ o'clock a.m., local time, on __________, 1998, and at any and all adjournments thereof, the number of shares of SCB held by the undersigned on _______, 1998, (the "Record Date") which the undersigned would be entitled to vote if then personally present, for the following purposes:

         1. Approval of the Merger Agreement which provides for the Merger of SCB with and into Trustmark National Bank.


         Approve _____            Disapprove _____            Abstain _____

         2. In their discretion the proxies are authorized to vote on such other business as may properly come before the Special Meeting or any adjournments thereof.

         THIS PROXY, WHICH IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF SCB, WILL BE VOTED FOR PROPOSAL 1 UNLESS A CONTRARY DIRECTION IS INDICATED, IN WHICH CASE IT WILL BE VOTED AS DIRECTED. THE PROXIES INTEND TO VOTE ON ANY OTHER BUSINESS COMING BEFORE THE SPECIAL MEETING PURSUANT TO THE AUTHORITY GRANTED IN PARAGRAPH 2 IN ACCORDANCE WITH THE DIRECTION OF A MAJORITY OF THE BOARD OF DIRECTORS OF SCB.

         Your vote is important. Accordingly, even if you plan to attend the Special Meeting, please date the Proxy and sign your name exactly as it appears on the stock records of SCB and return this Proxy to SCB in the enclosed envelope. When shares are held by joint tenants, both are requested to sign. This Proxy may be revoked prior to its exercise by contacting _________________ and by following the procedures set out in the attached Proxy Statement. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If signed as a corporation, please sign full corporate name by authorized officer.



                                                  ------------------------------
                                                             Signature


                                                  ------------------------------
                                                               Date

                                                  ------------------------------
                                                     Signature if held jointly

                                                  ------------------------------
                                                                Date



         PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY, USING THE ENCLOSED ENVELOPE.

         Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, hereunto duly authorized, in the City of Jackson, State of Mississippi on January 13, 1998.


                                        TRUSTMARK CORPORATION


                                        BY: /s/ RICHARD G. HICKSON RICHARD
                                            ------------------------------
                                            G. HICKSON, President and
                                            Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


           SIGNATURE                         TITLE                      DATE
   ---------------------------        ------------------           --------------
   /s/ GERARD R. HOST                 Principal Financial &        January 13, 1998
   ---------------------------        Accounting Officer of
   Gerard R. Host                     Trustmark


   /s/ FRANK R. DAY                   Chairman                     January 13, 1998
   ---------------------------
   Frank R. Day


   /s/ RICHARD G. HICKSON             Director & Chief             January 13, 1998
   ---------------------------        Executive Officer
   Richard G. Hickson


   /s/ J. KELLY ALLGOOD               Director                     January 13, 1998
   ---------------------------
   J. Kelly Allgood


   /s/ REUBEN V. ANDERSON             Director                     January 13, 1998
   ---------------------------
   Reuben V. Anderson


   /s/ JOHN L. BLACK, JR.             Director                     January 13, 1998
   ---------------------------
   John L. Black, Jr.


   /s/ HARRY H. BUSH                  Director                     January 13, 1998
   ---------------------------
   Harry H. Bush

   /s/ ROBERT P. COOKE, III           Director                     January 13, 1998
   ---------------------------
   Robert P. Cooke, III


   /s/ WILLIAM C. DEVINEY, JR.        Director                     January 13, 1998
   ---------------------------
   William C. Deviney, Jr.


   /s/ D. G. FOUNTAIN, JR.            Director                     January 13, 1998
   ---------------------------
   D. G. Fountain, Jr.


   /s/ GERALD GARNETT                 Director                     January 13, 1998
   ---------------------------
   Gerald Garnett



            SIGNATURE                          TITLE                   DATE
    -------------------------             ------------------      --------------

    /s/ MATTHEW L. HOLLEMAN, III          Director                January 13, 1998
    ----------------------------
    Matthew L. Holleman, III

    /s/ FRED A. JONES                     Director                January 13, 1998
    ----------------------------
    Fred A. Jones

    /s/ T. H. KENDALL, III                Director                January 13, 1998
    ----------------------------
    T. H. Kendall, III

    /s/ LARRY L. LAMBIOTTE                Director                January 13, 1998
    ----------------------------
    Larry L. Lambiotte

    /s/ ROBERT V. MASSENGILL              Director                January 13, 1998
    ----------------------------
    Robert V. Massengill

    /s/ DONALD E. MEINERS                 Director                January 13, 1998
    ----------------------------
    Donald E. Meiners

    /s/ WILLIAM NEVILLE, III              Director                January 13, 1998
    ----------------------------
    William Neville, III

    /s/ RICHARD H. PUCKETT                Director                January 13, 1998
    ----------------------------
    Richard H. Puckett

    /s/ CHARLES W. RENFROW                Director                January 13, 1998
    ----------------------------
    Charles W. Renfrow
                                          Director                January ___, 1998
    ----------------------------
    Clyda S. Rent

    /s/ WILLIAM THOMAS SHOWS              Director                January 13, 1998
    ----------------------------
    William Thomas Shows

    /s/ HARRY M. WALKER                   Director                January 13, 1998
    ----------------------------
    Harry M. Walker

    /s/ LEROY G. WALKER, JR.              Director                January 13, 1998
    ----------------------------
    LeRoy G. Walker, Jr.

                                          Director                January ___, 1998
    ----------------------------
    Paul H. Watson, Jr.

    /s/ JOHN C. WHEELESS, JR.             Director                January 13, 1998
    ----------------------------
    John C. Wheeless, Jr.

    /s/ ALLEN WOOD                        Director                January 13, 1998
    ----------------------------
    Allen Wood